Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 30, 2025, nVent Electric plc (the "Company" or "nVent") completed the previously announced sale of the Company's Thermal Management business (such business, "Thermal Management," and the sale of Thermal Management, the "Transaction") to BCP VI Summit Holdings LP, an affiliate of funds managed by Brookfield Asset Management, (the "Purchaser"), pursuant to the Share and Asset Purchase Agreement, dated as of July 31, 2024 (the “Share and Asset Purchase Agreement”, between the Purchaser (as assignee of BCP Acquisitions LLC) and nVent.
The unaudited pro forma condensed consolidated financial statements presented below have been derived from the Company's historical consolidated financial statements, and have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information. While the historical consolidated financial statements reflect the past financial results of nVent, this pro forma information gives effect to the Transaction and presents Thermal Management on a discontinued operations basis in accordance with ASC 205, Presentation of Financial Statements (“ASC 205”). The Company's current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes its discontinued operations accounting.
The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2024 and fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 have been prepared as though the Transaction occurred on January 1, 2021 in that they reflect the reclassification of Thermal Management as discontinued operations for all periods presented. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 has been prepared as though the Transaction occurred on September 30, 2024. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2023 and the unaudited Pro Forma Condensed Consolidated Balance sheet as of September 30, 2024 give effect to the Transaction as if it had occurred as of January 1, 2023 and September 30, 2024, respectively.
The unaudited pro forma condensed consolidated financial statements have been prepared based upon the best available information and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those financial statements. These financial statements do not include any autonomous entity adjustments, management adjustments, or adjustments to reflect potential synergies that may be achievable, or dis-synergy costs that may occur, in connection with the Transaction. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the closing of the Transaction (the "Closing") occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, do not reflect what nVent’s financial position and results of operations would have been had the Closing occurred on the dates indicated, are not necessarily indicative of nVent’s future financial position and future results of operations and do not reflect all actions that may be taken by nVent after the Closing
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with nVent's historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the "SEC") on February 20, 2024 and nVent's historical consolidated financial statements and accompanying notes for the nine months ended September 30, 2024 included in the Quarterly Report on Form 10-Q filed with the SEC on November 1, 2024. The unaudited pro forma condensed consolidated financial statements constitute forward-looking information, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and should be read in conjunction with the accompanying notes thereto.

nVent Electric plc
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2024

In millions, except per-share data	Historical	Discontinued Operations of Thermal Management (A)	Transaction Accounting Adjustments	Notes	Pro Forma nVent
Assets
Current assets
Cash and cash equivalents	$137.1	$—	$1,580.0	(B)	$1,717.1
Accounts and notes receivable, net	526.0	—	—		526.0
Inventories	366.2	—	—		366.2
Other current assets	132.9	—	—		132.9
Current assets held for sale	256.5	(256.5)	—		—
Total current assets	1,418.7	(256.5)	1,580.0		2,742.2
Property, plant and equipment, net	335.8				335.8
Other assets
Goodwill	2,232.0	—	—		2,232.0
Intangibles, net	1,618.3	—	—		1,618.3
Other non-current assets	329.9	—	—		329.9
Non-current assets held for sale	983.3	(983.3)	—		—
Total other assets	5,163.5	(983.3)	—		4,180.2
Total assets	$6,918.0	$(1,239.8)	$1,580.0		$7,258.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$37.5	$—	$—		$37.5
Accounts payable	243.4	—	—		243.4
Employee compensation and benefits	95.3	—	—		95.3
Other current liabilities	273.5	—	180.0	(C)	453.5
Current liabilities held for sale	126.5	(126.5)	—		—
Total current liabilities	776.2	(126.5)	180.0		829.7
Other liabilities
Long-term debt	2,220.7	—	—		2,220.7
Pension and other post-retirement compensation and benefits	140.1	—	—		140.1
Deferred tax liabilities	264.5	—	—		264.5
Other non-current liabilities	184.8	—	—		184.8
Non-current liabilities held for sale	48.0	(48.0)	—		—
Total liabilities	3,634.3	(174.5)	180.0		3,639.8
Equity
Ordinary shares $0.01 par value, 400.0 million authorized, 164.8 million issued at September 30, 2024	1.7	—	—		1.7
Additional paid-in capital	2,260.3	—	—		2,260.3
Retained earnings	1,131.1	—	304.7	(D)	1,435.8
Accumulated other comprehensive loss	(109.4)	30.0	—		(79.4)
Total equity	3,283.7	30.0	304.7		3,618.4
Total liabilities and equity	$6,918.0	$(144.5)	$484.7		$7,258.2

Refer to accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

nVent Electric plc
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Nine Months Ended September 30, 2024

In millions, except per-share data	Historical	Discontinued Operations of Thermal Management (E)	Transaction Accounting Adjustments	Notes	Pro Forma nVent
Net sales	$2,253.9	$—	$—		$2,253.9
Cost of goods sold	1,344.3	—	—		1,344.3
Gross profit	909.6	—	—		909.6
Selling, general and administrative	450.7	—	—		450.7
Research and development	48.9	—	—		48.9
Operating income	410.0	—	—		410.0
Net interest expense	76.6	—	—		76.6
Other expense (income)	3.3	—	—		3.3
Income before income taxes	330.1	—	—		330.1
Provision for income taxes	72.8	—	—		72.8
Net income from continuing operations	$257.3	$—	$—		$257.3

Earnings per ordinary share
Basic earnings per share from continuing operations	$1.55				$1.55
Diluted earnings per share from continuing operations	$1.53				$1.53
Weighted average ordinary shares outstanding
Basic	165.7				165.7
Diluted	168.5				168.5

Refer to accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

nVent Electric plc
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2023

In millions, except per-share data	Historical	Discontinued Operations of Thermal Management (A)	Transaction Accounting Adjustments	Notes	Pro Forma nVent
Net sales	$3,263.6	$(594.7)	$—		$2,668.9
Cost of goods sold	1,921.5	(327.8)	—		1,593.7
Gross profit	1,342.1	(266.9)	—		1,075.2
Selling, general and administrative	683.2	(125.9)	(8.0)	(F)	549.3
Research and development	71.5	(16.3)	—		55.2
Operating income	587.4	(124.7)	8.0		470.7
Net interest expense	79.4	—	—		79.4
Gain on sale of investment	(10.3)	—	—		(10.3)
Other expense (income)	18.8	(0.5)	—		18.3
Income before income taxes	499.5	(124.2)	8.0		383.3
Provision for income taxes	(67.6)	(16.8)	2.0	(G)	(82.4)
Net income	$567.1	$(107.4)	$6.0		$465.7

Earnings per ordinary share
Basic	$3.42				$2.81
Diluted	$3.37				$2.77
Weighted average ordinary shares outstanding
Basic	165.6				165.6
Diluted	168.2				168.2

Refer to accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

nVent Electric plc
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2022

In millions, except per-share data	Historical	Discontinued Operations of Thermal Management (A)	Transaction Accounting Adjustments	Notes	Pro Forma nVent
Net sales	$2,909.0	$(613.9)	$—		$2,295.1
Cost of goods sold	1,812.3	(340.1)	—		1,472.2
Gross profit	1,096.7	(273.8)	—		822.9
Selling, general and administrative	595.9	(127.6)	—		468.3
Research and development	60.4	(14.8)	—		45.6
Operating income	440.4	(131.4)	—		309.0
Net interest expense	31.2	—	—		31.2
Other expense (income)	(63.4)	4.9	—		(58.5)
Income before income taxes	472.6	(136.3)	—		336.3
Provision for income taxes	72.8	(29.6)	—		43.2
Net income	$399.8	$(106.7)	$—		$293.1

Earnings per ordinary share
Basic	$2.40				$1.76
Diluted	$2.38				$1.74
Weighted average ordinary shares outstanding
Basic	166.3				166.3
Diluted	168.3				168.3
Refer to accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

nVent Electric plc
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2021

In millions, except per-share data	Historical	Discontinued Operations of Thermal Management (A)	Transaction Accounting Adjustments	Notes	Pro Forma nVent
Net sales	$2,462.0	$(559.7)	$—		$1,902.3
Cost of goods sold	1,520.1	(314.9)	—		1,205.2
Gross profit	941.9	(244.8)	—		697.1
Selling, general and administrative	537.9	(116.2)	—		421.7
Research and development	48.6	(12.1)	—		36.5
Operating income	355.4	(116.5)	—		238.9
Net interest expense	32.3	—	—		32.3
Loss on early extinguishment of debt	15.2	—	—		15.2
Other expense (income)	(12.8)	5.1	—		(7.7)
Income before income taxes	320.7	(121.6)	—		199.1
Provision for income taxes	47.8	(26.0)	—		21.8
Net income	$272.9	$(95.6)	$—		$177.3

Earnings per ordinary share
Basic	$1.63				$1.06
Diluted	$1.61				$1.04
Weighted average ordinary shares outstanding
Basic	167.9				167.9
Diluted	169.7				169.7

Refer to accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)	Reflects the discontinued operations, including associated assets, liabilities, and equity and results of operations attributable to Thermal Management which were included in the Company's historical financial statements. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude general corporate overhead costs which were historically allocated to Thermal Management that do not meet the requirements to be presented in discontinued operations. Such allocations included labor and non-labor expenses related to nVent's corporate support functions (e.g., finance, accounting, tax, treasury, IT, HR, legal, among others) that historically provided support to Thermal Management.
(B)	Reflects the aggregate estimated purchase price at the Closing of approximately $1.7 billion in cash, as adjusted per the terms of the Share and Asset Purchase Agreement including closing levels of cash, debt-like items, and working capital, from the sale of the Thermal Management business, net of estimated transaction expenses. The purchase price is subject to post-Closing customary purchase price adjustments as set forth in the Share and Asset Purchase Agreement, which is expected to be determined within approximately 150 days from the date of the Closing, and may differ materially from the estimates used above.
(C)	Reflects the estimated tax liability associated with the taxable gain from the Transaction, calculated using the historical statutory rates in effect for the period presented. The correlated expense is not included in the adjustments in the Unaudited Pro Forma Condensed Consolidated Statement of Operations as this amount pertains to discontinued operations and does not impact income taxes from continuing operations.
(D)	Represents after tax gain, net of transaction fees and expenses, as if the transaction had occurred on September 30, 2024. An estimated gain is not included in the adjustments in the Unaudited Pro Forma Condensed Consolidated Statement of Operations as this amount pertains to discontinued operations and does not impact income from continuing operations.
(E)	Adjustments reflecting the sale of Thermal Management were not necessary for the nine months ended September 30, 2024 as the business was presented as discontinued operations in the Company's historical financial statements for that period.
(F)
In connection with the Transaction, the Company and the Purchaser entered into a Transition Services Agreement ("TSA") whereby the Company will provide certain post-closing services to the Purchaser on a transitional basis, for various periods up to nine months depending on the services, and the TSA provides for options to extend those services for up to a maximum of fifteen months. A pro forma adjustment to reflect the estimated proceeds from this contractual arrangement has been recorded to Selling, general and administrative. The effects are limited in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2023. The adjustment relates to estimated income based on management's best estimates of hours that will be incurred to service the TSA as well as certain third-party costs identified in connection with providing such services.

(G)	Reflects an adjustment for the estimated income tax effect of the pro forma adjustments in note (G). The estimated tax effect on the pro forma adjustments was calculated using the historical statutory rate for the United States of 24.5% in effect for the period presented.